SECOND AMENDED AND RESTATED
BYLAWS

OF

GLOBAL RECYCLING TECHNOLOGIES, LTD.,
a Delaware corporation

TABLE OF CONTENTS

		Page
ARTICLE ONE: OFFICES		1
1.01	Known Place of Business and Statutory Agent	1
1.02	Other Offices	1
ARTICLE TWO: STOCKHOLDERS		1
2.01	Annual Meetings	1
2.02	Special Meetings	2
2.03	Place of Meetings	2
2.04	Notice of Meetings	2
2.05	Adjourned Meeting; Notice	3
2.06	Consent In Lieu Of Meetings	3
2.07	Voting List	4
2.08	Voting of Shares	4
2.09	Quorum	4
2.10	Majority Vote; Withdrawal of Quorum	4
2.11	Method of Voting; Proxies	4
2.12	Closing of Transfer Books; Record Date	5
2.13	Officers’ Duties at Meetings	5
ARTICLE THREE: DIRECTORS		5
3.01	Management	5
3.02	Number; Election; Term; Qualification	5
3.03	Removal	5
3.04	Vacancies	5
3.05	Place of Meetings	6
3.06	First Meeting	6
3.07	Regular Meetings	6
3.08	Special Meetings	6
3.09	Quorum; Majority Vote	6
3.10	Procedure; Minutes	6
3.11	Presumption of Assent	6
3.12	Compensation	6
ARTICLE FOUR: COMMITTEES		7
4.01	Designation	7
4.02	Number; Qualification; Term	7
4.03	Authority	7
4.04	Committee Changes	7
4.05	Meetings	7
4.06	Quorum; Majority Vote	7
4.07	Minutes	8
4.08	Compensation	8
4.09	Responsibility	8
ARTICLE FIVE: GENERAL PROVISIONS RELATING TO MEETINGS		8
5.01	Notice	8
5.02	Waiver of Notice	8
5.03	Telephone and Similar Meetings	8
5.04	Action Without Meeting	8
ARTICLE SIX: OFFICERS AND OTHER AGENTS		9
6.01	Number; Titles; Election; Term	9
6.02	Removal	9
6.03	Vacancies	9
6.04	Authority	9
6.05	Compensation	10
6.06	Chief Executive Officer	10
6.07	President	10
6.08	Vice Presidents	10
6.09	Treasurer	10
6.10	Assistant Treasurers	11
6.11	Secretary	11
6.12	Assistant Secretaries	11
ARTICLE SEVEN: CERTIFICATES AND STOCKHOLDERS		11
7.01	Certificates for Shares	11
7.02	Issuance	11
7.03	Consideration for Shares	11
7.04	Lost, Stolen, or Destroyed Certificates	12
7.05	Transfer of Shares	12
7.06	Registered Stockholders	12
7.07	Legends	12
ARTICLE EIGHT: INDEMNIFICATION AND EXCULPATION		13
8.01	Indemnification With Respect to Actions Other Than Actions By or In The Right of the Corporation	13
8.02	Indemnification of Persons Other Than Officers, Directors, and Committee Members With Respect to Actions Other Than Actions By or In The Right of the Corporation	13
8.03	Indemnification With Respect to Actions By or In The Right of the Corporation	13
8.04	Control of Litigation	14
8.05	Insurance	14
8.06	Indemnification Determination	14
8.07	Payment of Expenses In Advance	14
8.08	Indemnification Benefits Not Exclusive	15
8.09	Effect of Amendment or Repeal	15
ARTICLE NINE: DIVIDENDS		15
9.01	Dividends	15
ARTICLE TEN: MISCELLANEOUS PROVISIONS		15
10.01	Reserves	15
10.02	Books and Records	15
10.03	Fiscal Year	15
10.04	Seal	15
10.05	Resignation	16
10.06	Securities of Other Corporations	16
10.07	Amendment	16
10.08	Invalid Provisions	16
10.09	Headings	16

SECOND AMENDED AND RESTATED
BYLAWS

OF

GLOBAL RECYCLING TECHNOLOGIES, LTD.,
a Delaware corporation

GLOBAL RECYCLING TECHNOLOGIES, LTD., a Delaware corporation (the “Corporation”), pursuant to the provisions of Section 109 of the Delaware General Corporation Law (the “DGCL”), hereby adopts these Amended and Restated Bylaws (the “Bylaws”), which restate, amend, and supersede any prior bylaws of the Corporation in their entirety.

ARTICLE ONE:  OFFICES

1.01           Known Place of Business and Statutory Agent.  The known place of business and statutory agent of the Corporation will be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

1.02           Other Offices.  The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO:  STOCKHOLDERS

2.01           Annual Meetings.  An annual meeting of stockholders of the Corporation will be held during each calendar year on such date and at such time as will be designated from time to time by the Board of Directors and stated in the notice of the meeting, if not a legal holiday in the place where the meeting is to be held, and if a legal holiday in such place, then on the next business day following, at the time specified in the notice of the meeting.  At such meeting, the stockholders will elect Directors and transact such other business as may properly be brought before the meeting.

Except as otherwise prohibited by law and subject to the qualifications set forth below, no business, including, but not limited to, the nomination and election of Directors, may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) properly brought before the annual meeting by or at the direction of the Board of Directors, or (iii) properly brought before the annual meeting by any stockholder of the Corporation (A) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.01 and on the record date for the determination of stockholders entitled to vote at such annual meeting, and (B) who complies with the notice procedures set forth in this Section 2.04.  In addition to any other applicable requirements, for business properly to be brought before an annual meeting by a stockholder, such stockholder must have give timely written notice thereof to the Chief Executive Officer, President, or Secretary of the Corporation.  To be timely, a stockholder’s notice that includes a proposal for the Corporation’s annual meeting of stockholders must be received at the principal executive offices of the Corporation not less than 5 days before the date of the annual meeting.  To be in proper written form, a stockholder’s notice must set forth, as to each matter such stockholder proposes to bring before the annual meeting, (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such stockholder, (c) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by such stockholder, (d) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (e) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.  No business will be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.01.

2.02           Special Meetings.  A special meeting of the stockholders may be called at any time by the Chief Executive Officer, President, the Board of Directors, or the holders of not less than 25.0% of all shares entitled to vote at such meeting (or such other amount allowed under applicable law).  Only such business will be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

2.03           Place of Meetings.  The annual meeting of stockholders may be held at any place within or without the State of Delaware or solely by electronic or remote communication as designated by the Board of Directors.  Special meetings of stockholders may be held at any place within or without the State of Delaware as designated by the President or Chief Executive Officer, if he or she will call the meeting, or the Board of Directors, if it will call the meeting.  Meetings of stockholders will be held at the registered office of the Corporation unless another place is designated for meetings in the manner provided herein.

2.04            Notice of Meetings.

(a)           Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting will be given in a form acceptable under Delaware law, which will state the place, date, and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, notice of any meeting will be given not less than 10 nor more than 60 days before the date of the meeting (excluding the date of mailing and the date of the meeting) to each stockholder entitled to vote at such meeting.

(b)           Nothing in these Bylaws will require that any particular document, information, or notice be served on stockholders in any particular manner.  Without prejudice to the generality of the foregoing, any document, information, or notice is validly sent or supplied to a stockholder by the Corporation in electronic form if that stockholder has agreed in accordance with applicable law (generally or specifically) that the document, information, or notice may be sent or supplied in that form and has not revoked that agreement.

(c)           Any document, information, or notice is validly sent or supplied by the Corporation to a stockholder by electronic means if it is sent or supplied to an address specified for the purpose by that stockholder (generally or specifically) in accordance with applicable law.

(d)           The Corporation may also send any document, information, or notice pursuant to these Bylaws to a stockholder by publishing that notice or other document on a website where:

(i)           the Corporation and that stockholder have agreed (generally or specifically) to such stockholder having access to the notice or document on a website (instead of it being sent to him) and has not revoked that agreement;

(ii) the notice or document is one to which that agreement applies;

(iii)           the stockholder is notified, in a manner for the time being agreed between the stockholder and the Corporation for such purpose, of the publication of the notice or document on a website, the address of that website, the place on that website where the notice or document may be accessed and how it may be accessed; and

(iv)           the notice or document is published on that website throughout the period beginning with the date of the notification and ending with the conclusion of the meeting, provided that, if the notice or document is published on that website for a part, but not all of, such period, the notice or document will be treated as being published throughout such period if the failure to publish that notice or document throughout such period is wholly attributable to circumstances which it would not be reasonable to have expected the Corporation to prevent or avoid.

(e)           Proof that a notice contained in an electronic communication was sent will be conclusive evidence that such a notice was given.  Any notice or other document sent or supplied by means of a website will be deemed to have been received by the recipient when the material was first made available on the website or, if later, when the recipient received (or is deemed to have received) notice of the fact that the material was available on the website.

2.05           Adjourned Meeting; Notice.  When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken.  At the continuation of the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting in accordance with the provisions of Section 2.04 of these Bylaws.

2.06           Consent In Lieu Of Meetings.  Any action required to be taken at any meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by telegram, cablegram, or other electronic transmission (including, but not limited to, electronic mail and facsimile) setting forth the action so taken will be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  The date on which such telegram, cablegram, or electronic transfer is transmitted will be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram, or electronic transmission will be deemed to have been delivered until such consent is reproduced in paper form and until such paper form will be delivered to the Corporation by delivery to its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Notwithstanding the foregoing limitations on delivery, consents delivered by electronic transmission may be made to the extent and in the manner provided by resolution of the Board of Directors of the Corporation.

A telegram, cablegram, e-mail, or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act on behalf of such stockholder or proxyholder, will be deemed to be written, signed, and dated for purposes of this Section 2.06, so long as such telegram, cablegram, or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (A) that the telegram, cablegram, or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder; and (B) the date on which such stockholder or proxyholder, or authorized person or persons transmitted such telegram, cablegram, or electronic transmission.

Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, so long as such copy, facsimile, or other reproduction will be a complete reproduction of the entire original writing.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

2.07           Voting List.  At least ten days before each meeting of stockholders, the Secretary of the Corporation will prepare a complete list of stockholders entitled to vote at such meeting, arranged in alphabetical order, including the address of each stockholder and the number of voting shares held by each stockholder.  For a period of ten days prior to such meeting, such list will be kept on file at the known place of business of the Corporation and will be subject to inspection by any stockholder during usual business hours.  Such list will be produced at such meeting, and at all times during such meeting will be subject to inspection by any stockholder. The original stock transfer books will be prima facie evidence as to who are the stockholders entitled to examine such list or stock transfer books.

2.08           Voting of Shares.  Treasury shares, shares of its own stock owned by another Corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of its own stock held by the Corporation in a fiduciary capacity, will not be shares entitled to vote or to be counted in determining the total number of outstanding shares.  Shares held by an administrator, executor, guardian, or conservator may be voted by him or her, either in person or by proxy, without transfer of such shares into his name.  Shares held by a trustee may be voted by him or her, either in person or by proxy, only after the shares have been transferred into his or her name as trustee.  Shares standing in the name of another domestic or foreign corporation of any type or kind may be voted by such officer, agent, or proxy as the bylaws of such corporation may provide, or, in the absence of such provision, as the board of directors of such corporation may determine.

2.09           Quorum.  The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will constitute a quorum at any meeting of stockholders, except as otherwise provided by law, the Corporation’s Certificate of Incorporation, or these Bylaws.  If a quorum will not be present or represented at any meeting of stockholders, a majority of the stockholders entitled to vote at the meeting, who are present in person or represented by proxy, may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present or represented.  At any reconvening of an adjourned meeting at which a quorum will be present or represented, any business may be transacted which could have been transacted at the original meeting, if a quorum had been present or represented.

2.10           Majority Vote; Withdrawal of Quorum.  If a quorum is present in person or represented by proxy at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy, will decide any question brought before such meeting, unless the question is one on which, by express provision of law, the Corporation’s Certificate of Incorporation, or these Bylaws, a different vote is required, in which event such express provision will govern and control the decision of such question.  The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding any withdrawal of stockholders which may leave less than a quorum remaining.

2.11           Method of Voting; Proxies.  Every stockholder of record will be entitled at every meeting of stockholders to one vote on each matter submitted to a vote, for every share standing in his, her, or its name on the original stock transfer books of the Corporation, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Corporation’s Certificate of Incorporation. Such books will be prima facie evidence as to the identity of stockholders entitled to vote.  At any meeting of stockholders, every stockholder having the right to vote may vote either in person or by a proxy executed in writing by the stockholder or by his, her, or its duly authorized attorney-in-fact. Each such proxy will be filed with the Secretary of the Corporation before or at the time of the meeting.  No proxy will be valid after 11 months from the date of its execution, unless otherwise provided in the proxy.  If no date is stated on a proxy, such proxy will be presumed to have been executed on the date of the meeting at which it is to be voted. Each proxy will be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law.

2.12           Closing of Transfer Books; Record Date.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any reconvening thereof or entitled to receive payment of any dividend or in order to make a determination of stockholders for any other proper purpose, the Board of Directors may provide that the stock transfer books of the Corporation will be closed for a stated period, but not to exceed in any event 50 days.  If the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books will be closed for at least ten days immediately preceding such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than 50 days and, in case of a meeting of stockholders, not less then ten days prior to the date on which the particular action requiring such determination of stockholders is to be taken.  If the stock transfer books are not closed and if no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders or entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, will be the record date for such determination of stockholders.

2.13           Officers’ Duties at Meetings.  The Chief Executive Officer or President will preside at and the Secretary will prepare minutes of each meeting of stockholders, and in the absence of either such officer, such duties will be performed by some person appointed at the meeting.

ARTICLE THREE:  DIRECTORS

3.01           Management.  The business and property of the Corporation will be managed by the Board of Directors, and subject to the restrictions imposed by law, the Corporation’s Certificate of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

3.02           Number; Election; Term; Qualification. The number of Directors which will constitute the Board of Directors will be no more than nine Directors and no less than one Director.  Directors will be elected at annual meetings of stockholders for two year terms.  Each Director will be elected to hold office until the second succeeding annual meeting of stockholders and otherwise until such Director’s successor has been elected and qualified, or until such Director’s death, resignation, or removal.  No Director need be a stockholder, a resident of the State of Delaware, or a citizen of the United States.

3.03           Removal.  Any Director or the entire Board of Directors may be removed at any time, with or without cause, or for any reason or no reason, by a vote of the holders of a majority of the shares then entitled to vote on the election of such Directors.

3.04           Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though not less than a quorum of the Board of Directors.  A Director appointed to fill a vacancy will be elected to serve for the unexpired term of his or her predecessor in office.

3.05           Place of Meetings.  The Board of Directors may hold its meetings and may have an office and keep the books of the Corporation, except as otherwise provided by law, in such place or places within or without the State of Delaware or solely by remote or electronic communications as the Board of Directors may from time to time determine.

3.06           First Meeting.  Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as the annual meeting of stockholders, and no notice of such meeting will be necessary.

3.07           Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and places as may be designated from time to time by resolution of the Board of Directors and communicated to all Directors.  Regular meetings will be held at least quarterly unless otherwise determined by unanimous consent of the Directors.

3.08           Special Meetings.  Unless otherwise required by applicable law or by the unanimous consent of the Directors, special meetings of the Board of Directors will be held whenever called by any Director.  The Directors calling any special meeting will cause notice of such special meeting to be given to each Director at least 48 hours before such special meeting.  The delivery of the notice of such special meeting can be done by a telegram, cablegram, e-mail, or other electronic transmission. Proof that a notice contained in an electronic communication was sent will be conclusive evidence that such a notice was given.  Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of any special meeting.

3.09           Quorum; Majority Vote.  At all meetings of the Board of Directors, a majority of the Directors fixed in the manner provided in these Bylaws will constitute a quorum for the transaction of business. If a quorum is not present at a meeting, a majority of the Directors present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the Directors present at a meeting at which a quorum is in attendance will be the act of the Board of Directors, unless the act of a greater number is required by law, the Corporation’s Certificate of Incorporation, or these Bylaws.

3.10           Procedure; Minutes.  At meetings of the Board of Directors, business will be transacted in such order as from time to time the Board of Directors may determine.  The Board of Directors will appoint at each meeting a person to preside at the meeting and a person to act as secretary of the meeting. The secretary of the meeting will prepare minutes of the meeting which will be delivered to the Secretary of the Corporation for placement in the Minute Book of the Corporation.

3.11           Presumption of Assent.  A Director of the Corporation who is present at any meeting of the Board of Directors at which action on any matter is taken will be presumed to have assented to the action unless his or her dissent will be entered in the minutes of the meeting or unless he or she will file his or her written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or will forward any dissent by certified or registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent will not apply to a Director who voted in favor of such action.

3.12           Compensation.  Directors, in their capacity as Directors, may receive, by resolution of the Board of Directors, a fixed sum and/or expenses of attendance, if any, for attending meetings of the Board of Directors and/or a stated salary.  No Director will be precluded from serving the Corporation in any other capacity or receiving compensation therefor.

ARTICLE FOUR:  COMMITTEES

4.01           Designation.  The Board of Directors may by resolution adopted by a majority of the entire Board of Directors designate executive and other committees.

4.02           Number; Qualification; Term.  Each committee will consist of one or more Directors. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors.

4.03           Authority. Each committee, to the extent provided in the resolution establishing such committee, will have and may exercise all of the authority of the Board of Directors in the management of the business and property of the Corporation.  However, no committee will have the authority of the Board of Directors in reference to:

(a)           amending the Corporation’s Certificate of Incorporation;

(b)           approving a plan of merger or consolidation;

(c)           recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; or

(d)           recommending to the stockholders a voluntary dissolution of the Corporation or a revocation thereof.

4.04           Committee Changes.  The Board of Directors will have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

4.05           Meetings.  Unless otherwise required under applicable law, meetings of any committee may be held without notice at such time and place or solely by remote or electronic communication as may be designated from time to time by the committee and communicated to all members thereof.

4.06           Quorum; Majority Vote.  At meetings of any committee, a majority of the number of members of the committee designated by the Board of Directors will constitute a quorum for the transaction of business.  If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present.  The act of a majority of the members present at any meeting at which a quorum is in attendance will be the act of a committee, unless the act of a greater number is required by law, the Corporation’s Certificate of Incorporation, or these Bylaws.

4.07           Minutes.  Each committee will cause minutes of its proceedings to be prepared and will report the same to the Board of Directors upon the request of the Board of Directors.  The minutes of the proceedings of each committee will be delivered to the Secretary of the Corporation for placement in the Minute Book of the Corporation.

4.08           Compensation.  Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

4.09           Responsibility.  The designation of any committee and the delegation of authority to it will not operate to relieve the Board of Directors or any director of any responsibility imposed upon it or such Director by law.

ARTICLE FIVE:  GENERAL PROVISIONS RELATING TO MEETINGS

5.01           Notice.  Whenever by law, the Corporation’s Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member, Director or stockholder and no provision is made as to how such notice will be given, it will not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, director, or stockholder at his or her address as it appears on the books or (in the case of a stockholder) the stock transfer records of the Corporation, or (b) by any other method permitted by law, including, but not limited to, telephonic or electronic transmission such as facsimile or e-mail.  Any notice required or permitted to be given by mail, facsimile, or e-mail will be deemed to be delivered and given at the time when the same is deposited in the United States mail or transmitted via fax machine or electronic e-mail, respectively.

5.02           Waiver of Notice.  Whenever by law, the Corporation’s Certificate of Incorporation, or these Bylaws, any notice is required to be given to any committee member, stockholder, or Director a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time notice should have been given, will be equivalent to the giving of such notice.  Attendance of a committee member, stockholder, or Director at a meeting will constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.03           Telephone and Similar Meetings.  Stockholders, Directors, or committee members may participate in and hold a meeting by means of a conference telephone, remote, electronic, or similar communications equipment by means of which persons participating in the meeting can hear each other.  Participation in such a meeting will constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

5.04           Action Without Meeting.  Any action which may be taken, or is required by law, the Corporation’s Certificate of Incorporation, or these Bylaws to be taken, at a meeting of the Board of  Directors or any committee of the Corporation may be taken without a meeting if a consent in writing, setting forth the action so taken, will be signed by all of the Directors or committee members, as the case may be, entitled to vote with respect to the subject matter thereof, and such consent will have the same force and effect as a unanimous vote of Directors or committee members, as the case may be, and may be stated as such in any document filed with the Secretary of State  of the State of  Delaware or in any certificate or other document delivered to any person.  The consent may be in one or more counterparts, so long as each Director or committee member entitled to vote on such action signs one of the counterparts.  The signed consent will be placed in the Minute Book of the Corporation.

A telegram, cablegram, e-mail, or other electronic transmission consenting to an action to be taken and transmitted by a Director or committee member, or by a person or persons authorized to act on behalf of such Director or committee member, will be deemed to be written, signed, and dated for purposes of Delaware law, so long as any such telegram, cablegram, e-mail, or other electronic transmission sets forth or is delivered with information from which the Corporation can determine: (A) that the telegram, cablegram, or other electronic transmission was transmitted by the Director or committee member or by a person or persons authorized to act for the Director or committee member; and (B) the date on which such Director or committee member or authorized person or persons transmitted such telegram, cablegram, or electronic transmission.

Any copy, facsimile, or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, so long as such copy, facsimile, or other reproduction will be a complete reproduction of the entire original writing.

ARTICLE SIX:  OFFICERS AND OTHER AGENTS

6.01           Number; Titles; Election; Term.  The Corporation will have a Chief Executive Officer, a President, a Secretary, a Treasurer, and such other officers and agents as the Board of Directors may deem desirable.  The Board of Directors will elect a President, a Treasurer, and Secretary at its first meeting at which a quorum will be present after the annual meeting of stockholders or whenever a vacancy exists.  The Board of Directors then, or from time to time, may also elect or appoint one or more other officers or agents (including a Managing Director) as it will deem advisable to perform such tasks and to hold such authority as may be designated by resolution of the Board of Directors.  Each officer and agent will hold office for the term for which he or she is elected or appointed and until his or her successor has been elected or appointed and qualified.  Unless otherwise provided in the resolution of the Board of Directors electing or appointing an officer or agent, his or her term of office will extend to and expire at the meeting of the Board of Directors following the next annual meeting of stockholders or, if earlier, at his or her death, resignation, or removal.  Any two or more offices may be held by the same person.  No officer or agent need be a stockholder, a Director, a resident of the State of Delaware, or a citizen of the United States.

6.02           Removal.  Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors at any time and for any reason or for no reason.  Election or appointment of an officer or agent will not of itself create contract rights and will not affect such person’s appointment, if any, as a Director of the Corporation.

6.03           Vacancies.  Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

6.04           Authority.  Officers and agents will have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors, not inconsistent with these Bylaws.

6.05           Compensation.  The compensation, if any, of officers will be fixed, increased, or decreased from time to time by the Board of Directors; provided, that the Board of Directors may by resolution delegate to any one or more officers of the Corporation the authority to fix such compensation.

6.06           Chief Executive Officer.  Subject to the supervision of the Board of Directors, the Chief Executive Officer will have general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of the Corporation; employees and agents, and to suspend, with or without cause and for any reason or for no reason, any officer of the Corporation pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer.  The Chief Executive Officer will see that all orders and resolutions of the Board of Directors are carried into effect and will perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.

6.07           President.  In the absence of a Chief Executive Officer, the President will be the chief executive officer of the Corporation.  Subject to the supervision of the Board of Directors and the Chief Executive Officer, the President will have general management of the business and property of the Corporation in the ordinary course of its business with all such powers with respect to such business and property as may be reasonably incident to such responsibilities, including, but not limited to, the power to employ, discharge, or suspend employees and agents of the Corporation, to fix the compensation of employees and agents, and to suspend, with or without cause and for any reason or no reason, any officer of the Corporation (except for the Chief Executive Officer) pending final action by the Board of Directors with respect to continued suspension, removal, or reinstatement of such officer.  The President will see that all orders and resolutions of the Board of Directors are carried into effect and will perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe.  The President may appoint and designate such persons as the President deems necessary or appropriate to carry out designated tasks on behalf of the President or the Corporation and any such designated person will report directly to the President in connection with such designated tasks.

6.08           Vice Presidents.  Each Vice President will have such powers and duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer and the President and (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Vice President continuously) will exercise the powers of the President during the President’s absence or inability to act and will perform such other duties as the Board of Directors, Chief Executive Officer, or President will from time to time prescribe.

6.09           Treasurer.  The Treasurer will have custody of the Corporation’s funds and securities, will keep full and accurate accounts of receipts and disbursements, and will deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors.  The Treasurer will audit all payrolls and vouchers of the Corporation, receive, audit, and consolidate all operating and financial statements of the Corporation and its various departments, will supervise the accounting and auditing practices of the Corporation, and will have charge of matters relating to taxation.  Additionally, the Treasurer will have the power to endorse for deposit, collection, or otherwise all checks, drafts, notes, bills of exchange, and other commercial paper payable to the Corporation and to give proper receipts and discharges for all payments to the Corporation.  The Treasurer will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or President.

6.10           Assistant Treasurers.  Each Assistant Treasurer will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or the President.  The Assistant Treasurers (in the order as designated by the Board of Directors, or in the absence of such designation, as determined by the length of time each has held the office of Assistant Treasurers continuously) will exercise the powers of the Treasurer during that the Treasurer’s absence or inability to act.

6.11           Secretary.  The Secretary will maintain minutes of all meetings of the Board of Directors, of any committee, and of the stockholders or consents in lieu of such minutes in the Corporation’s Minute Book, and will cause notice of such meetings to be given when requested by any person authorized to call such meetings.  The Secretary may sign with the Chief Executive Officer or President, in the name of the Corporation, contracts of the Corporation and affix the seal of the Corporation thereto.  The Secretary will have charge of the certificate books, stock transfer books, and stock papers as the Board of Directors may direct, all of which will at all reasonable times be open to inspection by any Director at the office of the Corporation during business hours. The Secretary will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or the President.

6.12           Assistant Secretaries.  Each Assistant Secretary will perform such other duties as may be prescribed by the Board of Directors or as may be delegated from time to time by the Chief Executive Officer or the President.  The Assistant Secretaries (in the order designated by the Board of Directors or, in the absence of such designation, as determined by the length of time each has held the office of Assistant Secretary continuously) will exercise the powers of the Secretary during the Secretary’s absence or inability to act.

ARTICLE SEVEN:  CERTIFICATES AND STOCKHOLDERS

7.01           Certificates for Shares. The certificates for shares of stock of the Corporation will be in such form as will be approved by the Board of Directors in conformity with applicable laws.  The certificates will be consecutively numbered, will be entered as they are issued in the books of the Corporation or in the records of the Corporation’s designated transfer agent, if any, and will state the stockholder’s name, the number of shares, and such other matters as may be required by law.  The certificates will be signed by the President or any Vice President and also by the Secretary, any Assistant Secretary, or any other officer, and may be sealed with the seal of the Corporation or a facsimile thereof.  If any certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Corporation itself or an employee of the Corporation, the signatures of the foregoing officers may be a facsimile.

7.02           Issuance.  Shares with or without par value may be issued for such consideration and to such persons as the Board of Directors may from time to time determine, except in the case of shares with par value the consideration must be at least equal to the par value of such shares.  Shares may not be issued until the full amount of the consideration has been paid.

7.03           Consideration for Shares.  The consideration for the issuance of shares will consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received.  In the absence of bad faith in the transaction, the judgment of the Board of Directors as to the value of consideration received will be conclusive.  When consideration, fixed as provided by law, has been paid, the shares will be deemed to have been issued and will be considered fully paid and nonassessable.  The consideration received for shares will be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

7.04           Lost, Stolen, or Destroyed Certificates.  The Corporation will issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

(a)           Claim.  Makes proof in affidavit form that a previously issued certificate for shares has been lost, destroyed, or stolen;

(b)           Timely Request.  Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(c)           Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Board of Directors may direct, in its sole and absolute discretion, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

(d)           Other Requirements. Satisfies any other requirements imposed by the Board of Directors.

When a certificate has been lost, destroyed, or stolen, and the stockholder of record fails to notify the Corporation within a reasonable time after he, she, or it has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the stockholder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.05           Transfer of Shares.  Shares of stock of the Corporation will be transferable only on the books of the Corporation by the stockholders thereof in person or by their duly authorized attorneys or legal representatives.  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent will issue a new certificate, to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

7.06           Registered Stockholders.  The Corporation will be entitled to treat the stockholder of record as the stockholder in fact of any shares and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it will have actual or other notice thereof, except as otherwise provided by law.

7.07           Legends.  The Board of Directors will cause an appropriate legend to be placed on certificates representing shares of stock as may be deemed necessary or desirable by the Board of Directors in order for the Corporation to comply with applicable federal or state securities laws, other laws, or any contractual obligations.

ARTICLE EIGHT:  INDEMNIFICATION AND EXCULPATION

8.01           Indemnification With Respect to Actions Other Than Actions By or In The Right of the Corporation. Unless prohibited by applicable law, the Corporation will defend, indemnify, and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative other than an action by or in the right of the Corporation by reason of the fact that he or she was a Director, officer, or committee member of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, committee member, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against expenses, including attorneys’ fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action, or proceeding if he or she acted, or failed to take an action, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction upon a plea of no contest or its equivalent, will not, of itself, create a presumption that the person acted, or failed to take action, other than in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.
8.02           Indemnification of Persons Other Than Officers, Directors, and Committee Members With Respect to Actions Other Than Actions By or In The Right of the Corporation.  Unless otherwise required or prohibited by law, the Corporation will have the power and authority, but not the duty or obligation, to defend, indemnify, and hold harmless any person other than a Director, officer, or committee member of the Corporation who was or is a party to any threatened, pending, or completed action, suit, or proceeding whether civil, criminal, administrative, or investigative other than any action by or in the right of the Corporation, by reason of the fact that he or she was an employee, committee member, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, member, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against expenses, including attorneys’ fees, and against judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit, action, or proceeding if he or she acted, or failed to take an action, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction upon a plea of no contest or its equivalent, will not, of itself, create a presumption that the person acted, or failed to take action, other than in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that his or her conduct was unlawful.

8.03           Indemnification With Respect to Actions By or In The Right of the Corporation.  Unless otherwise required or prohibited by law, the Corporation will have the power and authority, but not the duty or obligation, to defend, indemnify, and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, member, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, member, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or other enterprise against expenses, including attorneys’ fees, but excluding judgments and fines and, except as hereinafter set forth, amounts paid in settlement, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted, or failed to take an action, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification will be made in respect of any claim, issue, or matter as to which such person will have been adjudged to be liable to the Corporation, unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.  The court in which any such action or suit was brought may determine upon application that, in view of all circumstances of the case, indemnify for amounts paid in settlement is proper and may order indemnity for the amounts so paid in settlement and for the expenses, including attorneys’ fees, actually and reasonably paid in connection with such application, to the extent the court deems proper.

8.04           Control of Litigation.  In any action in which the Corporation has unconditionally acknowledged an obligation to indemnify, or has otherwise determined that it will indemnify, a former or current Director, officer, member, committee employee, or agent, the Corporation will have the right to select counsel who will be responsible for the defense of the action, suit, or proceeding against the indemnified party; to control the defense of such suit, action, or proceeding; and, except as otherwise provided or prohibited by law, will have exclusive control over all matters relating to settlement of any such suit, action or proceeding. Notwithstanding the foregoing, any indemnified party will have the right, at all times, to also be represented by counsel of his or her own choosing; provided, however, that all attorneys’ fees, costs, and expenses incurred by or in connection with the employment or activities of such counsel will be the sole responsibility of the indemnified party and such fees, costs and expenses will not be the subject of any claim for indemnity or reimbursement under any provision of Article Eight of these Bylaws.  In the event of any dispute or conflict between the counsel retained by the Corporation and counsel retained by the indemnified party, the judgment of counsel retained by the Corporation will govern unless the indemnified party agrees, in writing, to release the Corporation from its indemnification obligations.

8.05           Insurance. The Corporation will have the power and authority, but not the duty or obligation, to purchase and maintain insurance on behalf of, or to insure or cause to be insured, any person who is or was a director, officer, committee member, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation, partnership, joint venture, trust, limited liability company, or enterprise against any liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Corporation has the power or the obligation to indemnify such person against such liability under the provisions of this Article Eight.  As used in this Section 8.05, the term “insurance” will include, but not be limited to, retrospectively rated and fully and partially self-insured programs.

8.06           Indemnification Determination. Any indemnification under Sections 8.01, 8.02, or 8.03, unless ordered by a court, will be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, committee member, employee, or agent is proper in the circumstances because he or she has met the standard of conduct set forth in Sections 8.01, 8.02, or 8.03, as applicable, and that all other conditions to indemnification (including, without limitation, a decision by the Corporation to exercise its power to indemnify) have been satisfied.  Such determination will be made by any one of the following:

(a)           By the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding; and

(b)           If there are no disinterested Directors, by the court or other body before which the action, suit, or proceeding was brought or any court of competent jurisdiction upon the approval of an application by any person seeking indemnification, in which case indemnification may include the expenses, including attorneys’ fees, actually and reasonably paid in connection with such application.

8.07           Payment of Expenses In Advance.  Expenses, including attorneys’ fees, incurred in defending a civil or criminal action, suit, or proceeding may be paid, in the sole and absolute discretion of the Corporation, by the Corporation, in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking (acceptable to the Corporation by its sole judgment) by or on behalf of the director, officer, member, employee, or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Eight.

8.08           Indemnification Benefits Not Exclusive.  The indemnification and other benefits provided by this Article Eight will not be deemed exclusive of any other rights to which those benefited may be entitled under any bylaw, agreement, vote of disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.  The indemnification and other benefits provided in this Article Eight, unless otherwise provided when authorized or ratified, will continue as to any person who has ceased to be a Director, officer, committee member, employee, or agent and will inure to the benefit of the heirs, executors, and administrators of such person.

8.09           Effect of Amendment or Repeal.  Neither any amendment or repeal of any Section of this Article Eight, nor the adoption of any provision of the Corporation’s Certificate of Incorporation or these Bylaws inconsistent with this Article Eight, will adversely affect any right or protection of any director, officer, employee, or other agent established pursuant to this Article Eight, existing at the time of such amendment, repeal, or adoption of an inconsistent provision, including, without limitation, by eliminating or reducing the effect of this Article Eight, for or in respect of any act, omission, or other matter occurring, or any action or proceeding accruing or arising (or that, but for this Article Eight, would accrue or arise), prior to such amendment, repeal, or adoption of an inconsistent provision.

ARTICLE NINE: DIVIDENDS

9.01 Dividends.  Subject to applicable law and the Corporation’s Certificate of Incorporation, dividends may be declared by the Board of Directors at any meeting (or by written consent) and may be paid in cash, in property, or in shares of stock of the Corporation.  Such declaration and payment will be at the sole and absolute discretion of the Board of Directors.

ARTICLE TEN: MISCELLANEOUS PROVISIONS

10.01           Reserves.  The Board of Directors may create out of funds of the Corporation legally available therefor such reserve or reserves as the Board of Directors from time to time, in its sole and absolute discretion, considers proper to provide for contingencies, to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors will consider beneficial to the Corporation.  The Board of Directors may modify or abolish any such reserve.

10.02           Books and Records.  The Corporation will keep correct and complete books and records of account, will keep minutes of the proceedings of its stockholders, Board of Directors, and any committee and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each stockholder.

10.03           Fiscal Year.  The fiscal year of the Corporation will be fixed by the Board of Directors; provided, however, that if such fiscal year is not fixed by the Board of Directors, it will be the calendar year.

10.04           Seal.  The seal, if any, of the Corporation will be such as from time to time may be approved by the Board of Directors.

10.05           Resignation.  A Director, committee member, officer, or agent may resign by so stating at any meeting of the Board of Directors or by giving written notice to the Board of Directors or the Chief Executive Officer of the Corporation.  Such resignation will take effect at the time specified therein, or immediately if no time is specified.  Unless it specifies otherwise, a resignation is effective without being accepted.

10.06           Securities of Other Corporations.  The Chief Executive Officer of the Corporation will have the power and authority to transfer, endorse for transfer, vote, consent, or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

10.07           Amendment.  The power and authority to alter, amend, or repeal these Bylaws or to adopt new Bylaws are concurrently vested in the Board of Directors and the stockholders of the Corporation, subject to the right of the stockholders to repeal the authority of the Board of Directors to alter, amend, or repeal these Bylaws or to adopt new bylaws.

10.08           Invalid Provisions.  If any part of these Bylaws will be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, will remain valid and operative.

10.09 Headings.  The headings used in these Bylaws are for convenience only and do not constitute matter to be construed in the interpretation of these Bylaws.

[CERTIFICATION ON FOLLOWING PAGE]

The undersigned, the Secretary of the Corporation, hereby certifies that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation on May 1, 2008.

By:

                  John d’Arc Lorenz II, Secretary